UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2023

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number			State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc.			Delaware	81-3881866
8360 S. Durango Dr.
Post Office Box 98510
	Las Vegas,	Nevada	89193-8510
		(702)	876-7237

1-7850	Southwest Gas Corporation			California	88-0085720
8360 S. Durango Dr.
Post Office Box 98510
	Las Vegas,	Nevada	89193-8510
		(702)	876-7237

Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc.:
Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2023, the Compensation Committee and the Board of Directors ("Board") of Southwest Gas Holdings, Inc. (the "Company") approved new grant agreements (“Grant Agreements”) for long-term incentive compensation awards pursuant to the Company’s Omnibus Incentive Plan (“Omnibus Plan”). The Grant Agreements will be entered into by named executive officers (as such term is defined in Item 402 of Regulation S-K) of the Company who are officers of the Company and Southwest Gas Corporation. The Grant Agreements will be effective for grants made under the Omnibus Plan in 2023 and the form will be used for any future grants under the Omnibus Plan until determined otherwise by the Compensation Committee or Board. The Grant Agreements contain restrictions on transfer and encumbrances during the period before vesting, forfeiture provisions, and special vesting terms in the event of termination due to death, disability, retirement, involuntary termination due to a general reduction in force or specific elimination of the grantee’s job (except in connection with a termination for cause), and termination without cause or with good reason within 24 months following a change in control. The new Grant Agreements also provide for crediting of dividend equivalents and distribution of common stock and accumulated dividend equivalents as soon as administratively possible after vesting, along with provisions on tax liability, tax withholding and compliance with Section 409A of the Internal Revenue Code ("Code").

Also on March 29, 2023, the Board approved an additional short-term equity incentive award opportunity for Paul S. Daily, a named executive officer (as such term is defined in Item 402 of Regulation S-K) of the Company and President and Chief Executive Officer of Centuri Group, Inc. (“Centuri”). Mr. Daily’s short-term incentive award opportunity increased to 110% of his base salary, and his long-term incentive award opportunity remains at 225% of his base salary. His long-term incentive opportunity consists of 70% time-lapse restricted stock units and 30% performance shares. Mr. Daily will enter into Centuri grant agreements (“Centuri Grant Agreements”) for long-term incentive compensation awards pursuant to the Omnibus Plan in forms approved by the Compensation Committee of the Board on February 23, 2023. The Centuri Grant Agreements contain restrictions on transfer and encumbrances during the period before vesting, forfeiture provisions, and special vesting terms in the event of termination due to death, disability, retirement, involuntary termination after six months following a change in control (or if applicable, after the period in the grantee’s employment agreement, if longer), and involuntary termination within six months following a change in control (or if applicable, after the period in the grantee’s employment agreement, if longer). The Centuri Grant Agreements also provide for crediting of dividend equivalents and distribution of common stock and accumulated dividend equivalents as soon as administratively possible after vesting, along with provisions on tax liability, tax withholding and compliance with Section 409A of the Code. The Centuri Grant Agreements also contain provisions regarding treatment of awards in the event of a spin-off of Centuri from the Company.

The foregoing descriptions of the Grant Agreements and Centuri Grant Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Grant Agreements and Centuri Grant Agreements, which are attached hereto as Exhibits 10.1, 10. 2, 10.3, 10.4, and 10.5, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1    Grant Agreement for Time-Lapse Restricted Stock Units Under the Southwest Gas Holdings, Inc. Omnibus Incentive Plan

10.2    Performance Share Unit Grant Agreement Under the Southwest Gas Holdings, Inc. Omnibus Incentive Plan (UNI/ROE Shares)
10.3    Performance Share Unit Grant Agreement Under the Southwest Gas Holdings, Inc. Omnibus Incentive Plan (EPS/ROE Shares)
10.4    Centuri Grant Agreement for Time-Lapse Restricted Stock Units Under the Southwest Gas Holdings, Inc. Omnibus Incentive Plan
10.5    Centuri Performance Share Unit Grant Agreement Under the Southwest Gas Holdings, Inc. Omnibus Incentive Plan
104    Cover Page formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

April 4, 2023	/s/ THOMAS E. MORAN
Thomas E. Moran
Vice President/General Counsel/Corporate Secretary

SOUTHWEST GAS CORPORATION

April 4, 2023	/s/ THOMAS E. MORAN
Thomas E. Moran
Vice President/Corporate Secretary/Legal Counsel